Exhibit 99.1

Mace Security International, Inc. Announces Appointment of Michael E. Smith as Chief Executive Officer

HORSHAM, Pa.--(BUSINESS WIRE)--August 19, 2011--Mace Security International, Inc. ("Mace” or the “Company”) (OTCQB: MACE) announced that Michael E. Smith has been appointed as the Company’s Chief Executive Officer, effective on August 18, 2011. Mr. Raefield, the Company's current Chief Executive Officer and President, has notified the Company that he will resign as Chief Executive Officer and a director of the Company after the completion of his employment contract, effective on August 18, 2011.

Mr. Smith has served as a director of the Company since June 18, 2010. Mr. Smith has been an independent consultant and Managing and Founding Partner of Chesterbrook Growth Partners, a consulting organization focused on providing strategic and operational advice to small to medium size firms in the security, auto-identification and electronic components industries. During 2001 and 2002, Mr. Smith was President and Chief Executive Officer of Checkpoint Systems, Inc., a New York Stock Exchange listed company engaged in the security industry. During Mr. Smith’s 14 year tenure at Checkpoint, Mr. Smith also held the positions of Executive Vice President and Senior Vice President. The Company and Mr. Smith have orally agreed that Mr. Smith will serve as the Company's Chief Executive Officer and will receive two hundred forty thousand dollars ($240,000) in base annual compensation, and a five thousand dollar ($5,000) monthly bonus program, in addition to customary Company benefits. The base compensation is disclosed on an annualized basis, even though the compensation will be earned ratably over the period that Mr. Smith serves as Chief Executive Officer. The compensation will be paid every two weeks in accordance with the normal Company procedures. The Company and Mr. Smith intend to enter into a written employment agreement in due course.

Richard A. Barone, Mace’s Chairman of the Board, stated, “We thank Dennis Raefield for his years of service and dedication to Mace as our CEO and as a member of our Board of Directors. We wish Dennis the best in his future endeavors. We also welcome Michael Smith in his new role as Chief Executive Officer, and we are excited about the experience Mike brings to Mace in the security industry including his expertise in providing strategic and operational advice to small and medium size companies."

About Mace

Mace Security International, Inc. is a manufacturer of personal defense and electronic surveillance products marketed under the famous brand name Mace®, and the owner and operator of a wholesale central monitoring station. Mace’s web site is www.mace.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “projected,” “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, our ability to compete with competitors, dilution to shareholders, and limited capital resources. A discussion of factors that could materially adversely affect the Company’s financial performance and cause actual results for future periods to differ materially from the statements expressed within this press release, and management's opinions, projections, forecasts, estimates and expectations are contained under the heading “Risk Factors” in Mace’s SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should also be read in conjunction with the financial statements and notes contained in Mace’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

CONTACT:
Mace Security International, Inc.
Sarah Din, MarCom Manager
925-478-4524
sdin@mace.com